EXHIBIT 23.3

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the incorporation by reference in this Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about September 26, 2003, of information from our reserve report dated February 25, 2003 entitled “Chesapeake Energy Corporation Estimated Future Reserves and Income Attributable to Certain Leasehold Interests as of December 31, 2002”.

/s/ RYDER SCOTT COMPANY, L.P.

     RYDER SCOTT COMPANY, L.P.

Houston, Texas

September 26, 2003